SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cincinnati Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Federal	47-4931771
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue
Cincinnati, Ohio	45247
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-202657

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Cincinnati Bancorp,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-202657), initially filed with the SEC on March 11, 2015 and amended on June 4, 2015, July 21, 2015 and August 10, 2015 (the “Form S-1”), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of Cincinnati Bancorp and Cincinnati Federal” and “Description of Capital Stock of Cincinnati Bancorp” in the Registrant’s Prospectus.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-202657) initially filed with the SEC on March 11, 2015 and amended on June 4, 2015, July 21, 2015 and August 10, 2015 (the “Form S-1”).

2.	Charter (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CINCINNATI BANCORP
Date: October 14, 2015	By: /s/ Joseph V. Bunke
Joseph V. Bunke
President